SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

dated as of February 2, 2006

Between

AnorMED INC.

And

COMPUTERSHARE INVESTOR SERVICES INC.

As Rights Agent

-i-

-ii-

SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

THIS AGREEMENT dated as of the 2nd day of February, 2006.

BETWEEN:

ANORMED INC., a corporation incorporated under the laws of Canada

(the “Corporation”)

OF THE FIRST PART

AND:

COMPUTERSHARE INVESTOR SERVICES INC., a trust company existing under the laws of Canada

(the “Rights Agent”)

OF THE SECOND PART

WHEREAS the Board of Directors of the Corporation has determined that it is advisable to adopt a shareholder protection rights plan (the “Rights Plan”), inter alia, in order to:

(a)

facilitate the maximization of shareholder values if a substantial portion of the Voting Shares or the assets of the Corporation are to be acquired by any Person;

(b)

protect the Corporation and its shareholders from abusive acquisition tactics or acquisitions which may not be in the best interests of the Corporation and its shareholders; and

(c)

provide a framework in which appropriate takeover bids for the Corporation can be put before its shareholders in a fair and proper manner so that its shareholders can make a fully informed decision with respect to such takeover bids;

AND WHEREAS the Board of Directors of the Corporation has been advised that, based upon the experiences of other corporations and taking into account the circumstances of the Corporation itself, the adoption of the Rights Plan will assist the Corporation achieve the intended results;

AND WHEREAS it is not the intention of the Board of Directors of the Corporation to adopt the Rights Plan as a means of preventing or deterring any person from seeking to acquire the voting shares or the assets of the Corporation, provided they do so in a manner that is fair to all shareholders, or of foreclosing the ability of the Board of Directors of the Corporation to take any action that in its discretion considers reasonable in the circumstances of any such transaction having regard for the best interests of the Corporation and its shareholders;

AND WHEREAS in order to implement the Rights Plan, the Board of Directors of the Corporation has:

(a)

authorized and declared effective 5:00 P.M. (Vancouver time) on February 2, 2006 a distribution of one right (a “Right”) in respect of each Common Share outstanding at the Close of Business on February 2, 2006 (the “Record Time”); and

(b)

authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

AND WHEREAS each Right entitles the holder thereof, after the Separation Time but before the Expiration Time, to purchase securities of the Corporation (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereafter defined), the exercise of Rights and other matters referred to herein;

NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereto hereby agree as follows:

RIGHTS AGREEMENT

ARTICLE 1
INTERPRETATION

1.1

Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(a)

“Acquiring Person” shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation provided, however, that the term “Acquiring Person” shall not include:

(i)

any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation after the Record Time and such Person’s Beneficial Ownership does not exceed the number of Voting Shares beneficially owned by such Person immediately prior to the Record Time, other than as a result of:

(A)

acquisitions or redemptions by the Corporation of Voting Shares of the Corporation which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by such Person to 20% or more of the Voting

Shares of the Corporation then outstanding (“Voting Share Reductions”),

(B)

share acquisitions made pursuant to a Permitted Bid or a Competing Permitted Bid (“Permitted Bid Acquisitions”),

(C)

share acquisitions in respect of which the Board of Directors of the Corporation has waived the application of section 3.2 pursuant to the provisions of subsections 5.1(b) or 5.1(c) or which were made from the Comparation on or prior to the date of this Agreement (“Exempt Acquisitions”), or

(D)

a Pro-rata Acquisition,

provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding by reason of (i) Permitted Bid Acquisitions, (ii) Voting Share Reductions, (iii) Exempt Acquisitions, or (iv) Pro-rata Acquisitions and, after such Permitted Bid Acquisitions, Voting Share Reductions, Exempt Acquisitions or Pro-rata Acquisitions, and such Person is at the time such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares or becomes at any time thereafter while such Person is the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding, the Beneficial Owner of any additional Voting Shares constituting more than 1% of the Voting Shares then outstanding of the Corporation (other than pursuant to Permitted Bid Acquisitions, Voting Share Reductions, Exempt Acquisitions or Pro-rata Acquisitions) then as of the date such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation while holding such additional Voting Shares, or becomes the Beneficial Owner of such additional Voting Shares while the Beneficial Owner of 20% or more of the Voting Shares, as the case may be, such Person shall be deemed to be an “Acquiring Person”;

(ii)

for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on section 1.1(e)(v) hereof solely because such Person has made or proposes to make a tender or exchange offer or Takeover Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person, the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act (Ontario) or section 111 of the Securities Act (British Columbia)) by such Person or the Corporation of the intent to commence such a tender or exchange offer or Takeover Bid being herein referred to as the “Disqualification Date”.

(b)

“Affiliate” shall have the meaning ascribed thereto in the Canada Business Corporations Act.

(c)

“Agreement” means this Rights Agreement as amended, modified or supplemented from time to time.

(d)

“Associate” shall have the meaning ascribed thereto in the Canada Business Corporations Act.

(e)

Subject to section 1.3, a Person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership”, of, and to “Beneficially Own” any securities:

(i)

as to which such Person or any such Person’s Affiliates or Associates is or may be deemed to be the owner in law or equity or exercises control or direction;

(ii)

as to which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or after the passage of time or otherwise) pursuant to any agreement, arrangement, pledge or understanding (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities and other than pledges of securities in the ordinary course of business), or upon the exercise of any conversion right, exchange right, right (other than the Rights), warrant or option, or otherwise, and

(iii)

which are Beneficially Owned within the meaning of section 1.1(e)(i) or (ii) by any other Person with which such Person or any of such Person’s Affiliates or Associates is acting jointly or in concert or has any agreement, arrangement or understanding (whether or not in writing) with respect to or for the purpose of acquiring, holding or disposing of any Voting Shares of the Corporation (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities) or acquiring, holding or disposing of a significant portion of the property or assets of the Corporation or any Subsidiary of the Corporation,

provided, however, that a Person shall not be deemed the “Beneficial Owner”, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security

(iv)

because such security has been agreed to be deposited or tendered pursuant to a Permitted Lock-up Agreement, or is otherwise deposited or tendered, pursuant to a Takeover Bid made by such Person or by any of such Person’s Affiliates or Associates until the earliest of such tendered security being accepted unconditionally for payment or exchange or being taken up and paid for;

(v)

solely because such Person holds or exercises dispositive power over such security if:

(A)

the ordinary business of any such Person (the “Investment Manager”) includes the management of investment funds for others (which for greater certainty, may include or be limited to one or more employee stock purchase, stock option or benefit plans or pension plans (a “Plan”)) and such dispositive power over such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager’s duties for the account of any other Person (a “Client”) who is not an Associate or Affiliate of the Investment Manager;

(B)

such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and holds such dispositive power over such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such Other Accounts, where such estate or any beneficiary thereof is not an Associate or Affiliate of the Trust Company;

(C)

the ordinary business of such person includes acting as an agent of the Crown in the management of public assets (the “Crown Agent”); or

(D)

the Person is an independent person established by statute for, among other things, the administration of benefit plans (the “Independent Person”);

provided that the Investment Manager, the Trust Company, the Crown Agent or the Independent Person, as the case may be, has not made or participated in or proposed to make or participate in a Takeover Bid alone or by acting jointly or in concert with any other Person, and further provided that such Investment Manager, Trust Company, Crown Agent or Independent Person does not hold or exercise control or direction over more than twenty five percent (25%) of the outstanding Voting Shares of the Corporation;

(vi)

solely because such Person is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds or exercises dispositive power over such security, or solely because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds or exercises dispositive power over such security;

(vii)

where such Person is:

(A)

a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager;

(B)

an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company; or

(C)

a Plan and such security is owned at law or in equity by the administrator of the Plan;

For the purposes of this Agreement in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

(f)

“Board or Directors” shall mean the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation;

(g)

“Business Day” shall mean any day other than a Saturday, Sunday or a day that is treated as a holiday at the Corporation’s or the Rights Agent’s principal executive offices in Canada.

(h)

“Canada Business Corporations Act” shall mean the Canada Business Corporations Act, R.S.B.C. 1985, c.C-44, as amended and the regulations thereunder, and any comparable or successor laws or regulations thereto.

(i)

“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

(j)

“Canadian-U.S. Exchange Rate” shall mean on any date the inverse of the U.S.Canadian Exchange Rate.

(k)

“Close of Business” on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Vancouver (or, after the Separation Time, the offices of the Rights Agent in the City of Vancouver) becomes closed to the public.

(l)

“Common Shares” shall mean Common Shares of the Company and, when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest of an entity having power (whether or not exercised) to control or direct the management of such other

Person; if such other Person is a Subsidiary of another person, “such other Person” as used herein shall mean the Person or Persons which ultimately control such first-mentioned Person.

(m)

“Competing Permitted Bid” means a Takeover Bid that:

(i)

is made for the Voting Shares after a Permitted Bid for Voting Shares has been made but prior to the expiry of such Permitted Bid;

(ii)

satisfies all of the conditions of the definition of Permitted Bid subject to section 1.1(m)(iii) below; and

(iii)

contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up and paid for pursuant to the Takeover Bid prior to the close of business on a date which is not earlier than the later of 35 days after the date of the Takeover Bid or the 60th day following the date of the earliest Permitted Bid;

(n)

“Corporation” means AnorMED Inc.

(o)

“Exempt Acquisition” shall have the meaning ascribed thereto in subsection 1.1(a)(i)(C).

(p)

“Exercise Price” shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right and until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $50.

(q)

“Expiration Time” shall mean the earlier of:

(i)

the Termination Time; or

(ii)

subject to section 5.17, the Close of Business on that date which is the earlier of the date of termination of the meeting called to consider the reconfirmation of this Agreement and the date of termination of the 2006 annual meeting of shareholders of the Corporation or, if this Agreement is reconfirmed at such meeting, the Close of Business on the tenth anniversary of the date hereof.

(r)

“Flip-in Event” shall mean a transaction in which any Person shall become an Acquiring Person provided, however, that the term “Flip-in Event” shall not include any transaction or event that constitutes a Flip-over Transaction or Event.

(s)

“Flip-over Entity” shall have the meaning attributed thereto in section 3.1.

(t)

“Flip-over Transaction or Event” shall mean:

(i)

a transaction or series of transactions in which, directly or indirectly, the Corporation shall consolidate or merge with or into, amalgamate with or into or enter into a statutory arrangement with, any other Person (other than a wholly-owned subsidiary of the Corporation), or any other Person (other than a wholly-owned subsidiary of the Corporation) shall consolidate or merge with or into, amalgamate with or into or enter into a statutory arrangement with, the Corporation, and, in connection therewith, all or part of the outstanding Common Shares shall be changed in any way, reclassified or converted into or exchanged, redeemed or otherwise acquired for shares or other securities of the Corporation or any other Person or cash or any other property, or

(ii)

a transaction or series of transactions in which, directly or indirectly, the Corporation shall sell or otherwise assign or transfer, including by way of leasehold interest, (or one or more of its Subsidiaries shall sell or otherwise assign or transfer) assets

(A)

aggregating more than 50% of the assets (measured by either book value or fair market value) or

(B)

which generated during the Corporation’s last completed fiscal year or are expected to generate in the Corporation’s then current fiscal year more than 50% of the operating income or cash flow,

of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation or one or more of its wholly owned Subsidiaries).

(u)

“Independent Shareholders” means holders of Voting Shares of the Corporation, but shall not include any Acquiring Person or Offeror or any Person acting jointly or in concert with such Acquiring Person or Offeror.

(v)

“Market Price” per share  of  any  securities  on  any  date  of  determination  shall mean  the  average  of  the  daily  Closing  Price  Per  Share  of   such   securities (determined  as  described  below)  on  each  of  the  20  consecutive  Trading   Days through and including the Trading  Day  immediately  preceding  such  date;  provided, however, that if an event of a type analogous  to  any  of  the  events  described  in section 2.3 hereof shall  have  caused  the  closing  prices  used  to  determine  the Market Price on any  Trading  Days  not  to  be  fully  comparable  with  the  closing price on such date of determination or, if the date of determination is not a  Trading Day, on the immediately preceding  Trading  Day,  each  such  closing  price  so  used shall be appropriately adjusted in a manner analogous  to  the  applicable  adjustment provided for in section 2.3 hereof in order to  make  it  fully  comparable  with  the closing price on such date of determination or, if the date of  determination  is  not a  Trading  Day,  on  the  immediately  preceding  Trading  Day.  The  “Closing  Price Per Share” of any securities on any date shall be:

(i)

the closing board lot sale price, or, if  such  price  is  not  available,  the average of the closing bid and asked prices, for  each  share  as  reported  by the principal stock exchange in Canada on  which  such  securities  are  listed and posted for trading;

(ii)

if the securities are not listed or posted for trading on  any  stock  exchange in Canada, the last sale price, regular way, or, in case  no  such  sale  takes place on such date, the average of the closing bid and  asked  prices,  regular way,  for  each  share  of  such  securities  as  reported  in  the   principal consolidated transaction reporting system with  respect  to  securities  listed or posted for trading on the principal  national  securities  exchange  in  the United States on which such securities are listed or posted for trading;

(iii)

if for any reason none of  such  prices  is  available  on  such  date  or  the securities are not listed or  admitted  to  trading  on  a  stock  exchange  in Canada or a national  securities  exchange  in  the  United  States,  the  last quoted price, or if not so quoted, the average of the high bid  and  low  asked prices for each share of such securities in  the  over-the-counter  market;  or

(iv)

if on any such date the securities are not quoted  by  any  such  organization, the  average  of  the  closing  bid  and  asked  prices  as  furnished   by   a professional market maker  making  a  market  in  the  securities  selected  in good faith by the Board of Directors of the Corporation;

provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors of the Corporation, after consultation with a nationally and internationally recognized investment banking firm with respect to the fair value per share of such securities.  The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof.

(w)

“Offer to Acquire” shall include:

(i)

an offer to purchase, or a solicitation of an offer to  sell,  Voting  Shares;  and

(ii)

an acceptance of an offer  to  sell  Voting  Shares,  whether  or  not  such  offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(x)

“Offeror”  shall  mean  a  Person  who  has  announced  an  intention  to   make   or   who has made a Takeover Bid.

(y)

“Offeror’s  Securities”  means  Voting  Shares  Beneficially  Owned  on  the  date  of   an Offer  to  Acquire  by  any  Person  who  makes  a  Takeover  Bid   or   by   any   Person acting jointly or in concert with such Person.

(z)

“Permitted  Bid” means a Takeover  Bid by way of a Takeover Bid circular in accordance with the  provisions  of  Part XX of the Securities Act (Ontario)  and  the  regulations thereunder or Part 13 of the Securities Act (British  Columbia)  and  the  regulations made thereunder, or such comparable or successor laws or regulations, or, if such provisions shall be repealed and there shall be no comparable successor  laws or regulations, in accordance with Part  XX of the Securities Act (Ontario) and Part 13 of the Securities Act (British Columbia) and the regulations thereunder as at the date of this Agreement and which also complies with the following additional provisions:

(i)

the Takeover Bid is made to all  holders of record of Voting Shares wherever resident on identical terms;

(ii)

the Person making the Takeover Bid undertakes that none of such Person, any Affiliate or Associate of such Person or any Person acting jointly or in concert with such Person or with its Affiliates or Associates will acquire any Voting Shares of the Corporation while such Takeover Bid is outstanding;

(iii)

the Takeover Bid contains irrevocable and unqualified provisions  that  all Voting Shares may be deposited pursuant to the Takeover  Bid  at  any  time prior to the Close of Business on the date referred to  in  section 1.1(z)(iv) hereof and that all Voting Shares deposited pursuant to  the  Takeover  Bid may be withdrawn at any time prior to the Close of Business  on  such  date;

(iv)

the Takeover Bid contains, and the take up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Takeover Bid prior to the Close of Business on a date which is not less than 60 days following the date of the Takeover Bid and the Voting Shares shall not be taken up and paid for by the Offeror unless Independent Shareholders have deposited or tendered Voting Shares representing more than 50% of the Voting Shares then outstanding pursuant to the Takeover Bid and have not withdrawn such Voting Shares; and

(v)

the Takeover Bid contains an irrevocable and unqualified provision that, should the condition referred to in section 1.1(z)(iv) be met, the Offeror will make a public announcement of that fact, the Takeover Bid will be extended on the same terms for a period of not less than 30 days from the date referred to in section 1. 1(z)(iv) and where a greater number of such Voting Shares is deposited pursuant thereto than the Offeror is bound or willing to acquire under the Takeover Bid, the Voting Shares shall be taken up and paid for on a pro rata basis.

(aa)

“Permitted Bid Acquisitions” shall have the meaning ascribed thereto in subsection 1.1(a)(i)(B).

(bb)

“Permitted Lock-up Agreement” means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the “Locked-up Person”) (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date of the Lock-up Bid (as defined below), or if the Lock-up Bid has been made prior to the date of the Lock-up Agreement not later than the first Business Day following the date of the Lock-up Agreement) who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror’s Takeover Bid or to any Takeover Bid made by any of the Offeror’s Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the “Lock-up Bid”), where the agreement:

(i)

(A) permits the Locked-up Person to withdraw the Voting Shares in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share that exceeds, or provides a value for each Voting Share that is greater than, the offering price contained or proposed to be contained in the Lock-up Bid;

(B) permits the Locked-up Person to withdraw the Voting Shares in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share that exceeds, or provides a value for each Voting Share that is greater than, the offering price contained in or proposed to be contained in, the Lock-up Bid by as much or more than a specified amount (the “Specified Amount”) and the Specified Amount is not greater than 7% of the offering price that is contained or proposed to be contained in the Lock-up Bid; or

(C) permits the Locked-up Person to withdraw the Voting Shares in order to tender or deposit the Voting Shares to another Take-over Bid for a number of Voting Shares at least 7% greater than the number of Voting Shares that were the subject of the Lock-up Bid at a price that is not less than the price or value per Voting Share offered under the Lock-up Bid; and

(ii)

does not provide for any “break-up fees”, “top-up fees”, penalties, expenses or other amounts that exceed in the aggregate the cash equivalent of 2.5% of the price or value payable to the Locked-up Person under the Take-over Bid or one-half of the increased price or value that is paid pursuant to another Take-over Bid or transaction, whichever is the greater, in the event that the Locked-up Person fails to tender Voting Shares pursuant thereto in order to accept the other Take-over Bid or support another transaction;

and for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Takeover Bid or transaction or other similar limitation on a Locked-up Person’s right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Takeover Bid or transaction.

(cc)

“Person” shall include any individual, firm, partnership, association, trust, group, body corporate, corporation, unincorporated organization, syndicate, governmental entity, or other entity.

(dd)

“Pro-rata Acquisitions” means acquisitions of Voting Shares as a result of a stock dividend, stock split or other event pursuant to which a Person receives or acquires Voting Shares on the same pro-rata basis as all other holders of the same class of Voting Shares, or pursuant to a regular dividend reinvestment or other plan of the Corporation made available by it to all holders of the same class of Voting Shares where such plan permits the holder to direct the dividends paid in respect of such Voting Shares be applied to the purchase from the Corporation of further securities of the Corporation.

(ee)

“Record Time” shall have the meaning ascribed to it in section (a) of the fourth recital of this Agreement.

(ff)

“Regular Periodic Cash Dividend” shall mean cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(i)

200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

(ii)

300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

(iii)

100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(gg)

“Rights” means the rights authorized to be issued by the Board of Directors and governed by this Agreement;

(hh)

“Rights Agent” means Computershare Investor Services Inc.

(ii)

“Rights Certificate” shall mean the certificates representing the rights after the Separation Time, which shall be in the form attached hereto as Exhibit A.

(jj)

“Securities Act (British Columbia)” shall mean the Securities Act, R.S.B.C., 1996, c. 418 as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto.

(kk)

“Securities Act (Ontario)” shall mean the Securities Act, R.S.O. 1990, c. S.5, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto.

(ll)

“Separation Time” shall mean the Close of Business on the earlier of:

(i)

the tenth Business Day (or such earlier or later date as the Board of Directors of the Corporation may from time to time determine) after the Stock Acquisition Date; and

(ii)

the tenth Business Day (or such earlier or later date as may be established by the Board of Directors of the Corporation at any time prior to any Person becoming an Acquiring Person or, if such date is not a Business Day, the next succeeding Business Day) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Takeover Bid (other than a Permitted Bid or Competing Permitted Bid so long as such Takeover Bid continues to satisfy the requirements of a Permitted Bid or Competing Permitted Bid), provided that if any Takeover Bid referred to in this section 1.1(ak)(ii) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for purposes of this subsection 1.1(ak), never to have been made.

(mm)

“Shares” shall mean shares in the capital of the Corporation.

(nn)

“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 107 of the Securities Act (Ontario) or section 87 of the Securities Act (British Columbia) by the Corporation or an Acquiring Person that a Person has become an Acquiring Person.

(oo)

“Subsidiary” of any specified Person shall have the meaning ascribed thereto in the Canada Business Corporations Act.

(pp)

“Takeover Bid” means an Offer to Acquire Voting Shares or securities convertible into Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible, and the Offeror’s Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(qq)

“Termination Time” shall mean the time at which the right to exercise Rights shall terminate pursuant to section 5.1 hereof.

(rr)

“Trading Day”, when used with respect to any securities, shall mean a day on which the principal Canadian securities exchange on which such securities are listed or posted for trading is open for the transaction of business or, if the securities are not listed or posted for trading on any Canadian securities exchange, a Business Day.

(ss)

“U.S.-Canadian Exchange Rate” shall mean on any date:

(i)

if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)

in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors of the Corporation from time to time acting in good faith.

(tt)

“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars shall mean on any day the United States dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

(uu)

“Voting Shares” shall mean collectively the Common Shares of the Corporation, and any other shares of capital stock of the Corporation entitled to vote generally for the election of directors. The percentage of Voting Shares Beneficially Owned by any Person, shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

100

x

A

B

where

A

=

the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

B

=

the number of votes for the election of all directors generally attaching to all outstanding Voting Shares;

and where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

(vv)

“Voting Share Reduction” shall have the meaning attributed thereto in  subsection 1.1(a)(i)(A).

1.2

Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3

Grandfather Provision

(a)

For the purposes of determining whether a Person is an Acquiring Person and interpreting the definition of Acquiring Person, a Person shall not be and shall not be deemed to be an Acquiring Person if such Person:

(i)

is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation determined as at the Record Time; or

(ii)

becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation after the Record Time and such Person’s Beneficial Ownership of Voting Shares of the Corporation does not exceed the number of Voting Shares of the Corporation Beneficially Owned by such Person immediately prior to the Record Time by more than 2% of the then issued and outstanding Voting Shares of the Corporation;

provided, however, that this exception shall not be, and shall cease to be, applicable to a Person in the event that such Person shall, after the Record Time, become the Beneficial Owner of additional Voting Shares of the Corporation constituting more than 2% of the Voting Shares of the Corporation then outstanding other than pursuant to Permitted Bid Acquisitions, through Exempt Acquisitions, Voting Share Reductions or Pro-rata Acquisitions; and provided further that, in the event that this exception shall cease to be applicable to a Person as aforesaid, such a person shall be and shall be deemed to be an Acquiring Person as at and from the time that this exception shall cease to be applicable.

1.4

Holder

As used in this Agreement, unless the context otherwise requires the term “holder”

when used with reference to Rights, means the registered holder of such rights or prior to the  Separation Time, the Shares with which such Rights are associated.

1.5

Acting in Good Faith

For purposes of this Agreement, when any determination or decision is made by the Board of Directors pursuant to this Agreement, the Board of Directors shall exercise its powers and discharge its duties honestly and in good faith with a view to the best interests of the Corporation and each director shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances all in accordance with the requirements of the Canada Business Corporation Act.

1.6

Acting Jointly or in Concert

For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to any agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate thereof for the purpose of acquiring or offering to acquire Voting Shares.

1.7

Headings and References

The headings of the articles, sections and subsections of this Agreement and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references to articles, sections, subsections and sections are to articles, sections, subsections and sections of this Agreement. The words “hereto”, “herein”, “hereof”, “hereunder”, “this Agreement”, “the Rights Agreement” and similar expressions refer to this Agreement including the schedule attached hereto as a whole, as the same may be amended, modified or supplemented at any time or from time to time.

1.8

Singular, Plural etc.

In this Agreement, where the context so requires, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.9

Schedule

Any schedule attached hereto forms part of this Agreement.

ARTICLE 2
THE RIGHTS

2.1

Legend on Certificates

Certificates for the Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, typewritten on or otherwise affixed to them the following legend:

“Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Protection Rights Plan Agreement, dated as of the 2nd day of February,  2006, between AnorMED Inc. (the “Corporation”) and Computershare Investor Services Inc., as Rights Agent (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate.  The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five (5) days after the receipt of a written request therefor.”

Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2

Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)

Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Common Share.

(b)

Until the Separation Time:

(i)

no Right may be exercised; and

(ii)

each Right will be evidenced by the certificate for the associated Share and will be transferable only together with, and will be transferred by a transfer of, such associated Share.

(c)

From and after the Separation Time and prior to the Expiration Time, the Rights:

(i)

may be exercised; and

(ii)

will be transferable independent of Shares.

Promptly following the Separation Time the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time, (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of Record of such Rights (a “Nominee”)), at such holder’s address as shown by the records of the Corporation (and the Corporation hereby agrees to furnish copies of such records to the Rights Agent for this purpose),

(A)

a certificate (a “Rights Certificate”) in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and

(B)

a disclosure statement describing the Rights;

provided that a Nominee shall be sent the materials provided for in (A) and (B) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person.

(d)

Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified cheque, banker’s draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for the relevant Shares in a name other than that of the holder of the Rights being exercised.

(e)

Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in subsection 2.2(d) above, the Rights Agent will thereupon promptly:

(i)

requisition from a transfer agent for the relevant Shares, certificates representing the number of Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

(ii)

when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Shares;

(iii)

after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

(iv)

when appropriate, after receipt, deliver such cash to or to the order of the registered holder of the Rights Certificate.

(f)

In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)

The Corporation covenants and agrees that it will:

(i)

take all such action as may be necessary and within its power to ensure that all Shares delivered upon exercise of Rights in accordance with the terms of this Agreement shall, at the time of delivery of the certificates for such Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(ii)

subject to 5.19, take all such action as may be necessary and within its power to comply with any applicable requirements of the Securities Act (British Columbia) or comparable legislation of each of the provinces of Canada or the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Shares upon exercise of Rights,

(iii)

use reasonable efforts to cause all Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Shares of such class or series were traded prior to the Stock Acquisition Date; and

(iv)

pay when due and payable any and all federal and provincial transfer taxes (for greater certainty not including any income taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or  delivery of Rights Certificates or the issuance or delivery of certificates for Shares in a name other than that of the holder of the Rights being transferred or exercised.

2.3

Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of shares subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 2.3.

(a)

In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)

declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program;

(ii)

subdivide or change the then outstanding Common Shares into a greater number of Common Shares,

(iii)

combine or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv)

issue any Common Shares (or other capital stock or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) in respect of, in lieu of, or in exchange for existing Common Shares in accordance with the provisions attaching to such Shares, in a reclassification, amalgamation, statutory arrangement or consolidation;

the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the Shares purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights outstanding are to be adjusted,

(A)

the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the “Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof, and

(B)

each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the Shares with respect to which the original Rights were associated (if they remain outstanding) and the Shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Share (or other capital stock) will have exactly one Right associated with it.

If the Shares purchasable upon exercise of Rights are to be adjusted, the Shares purchasable upon exercise of each Right after such adjustment will be the Shares that a holder of the Shares purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof. If after the Record Time and prior to the Expiration Time the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in this subsection 2.3(a), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment, and will not consolidate with, amalgamate with or into or enter into a statutory arrangement with, any other Person unless such Person agrees to be bound by the terms of an amendment effecting such treatment.

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in the preceding section, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the Certificate representing such Share.

(b)

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares of rights, options, or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right per share)) less than the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the  numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights to so be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights to so be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Shares. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights, options or warrants are not so issued, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c)

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend paid in Common Shares) or rights, options or warrants (excluding those referred to in subsection 2.3(b)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value as shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights, of the portion of the assets, evidences of indebtedness, rights or warrants  so to be distributed applicable to the securities purchasable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights which would have been in effect if such record date had not been fixed.

(d)

Each adjustment made pursuant to this section 2.3 shall be made as of:

(i)

the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to subsection 2.3(a) above; and

(ii)

the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to subsection 2.3(b) or (c) above.

Any adjustment pursuant to subsections 2.3(a), (b), (c) and (e) hereof shall be made successively whenever an event referred to herein shall occur, subject to the other subsections of this section.

(e)

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in sections 2.3(a)(i) or (a)(iv) above, if the Board of Directors of the Corporation acting in good faith determines that the adjustments contemplated by subsections 2.3(a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors of the Corporation may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding subsections 2.3(a), (b) and (c) above, such adjustments, rather than the adjustments contemplated by subsections 2.3(a), (b) and (c) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(f)

Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such Exercise Price; provided, however, that any adjustments which by reason of this subsection 2.3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Each adjustment to the Exercise Price made pursuant to this section 2.3 shall be calculated to the nearest cent or the nearest ten-thousandth of a  Common Share or other Share as the case may be. Whenever an adjustment to the Exercise Price is made pursuant to this section 2.3, the Corporation shall:

(i)

promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and

(ii)

promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and a brief summary thereof to each holder of Rights.

(g)

Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(h)

If as a result of an adjustment made pursuant to section 3.1 or section 3.2, the holder of any Right thereafter exercised shall become entitled to receive any Shares other than Common Shares, thereafter the number of such other Shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this section 2.3, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other Shares.

(i)

Unless the Corporation shall have exercised its election as provided in subsection 2.3(j), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 2.3(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth), obtained by:

(i)

multiplying (x) the number of such Shares covered by a Right immediately prior to this adjustment by (y) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

(ii)

dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(j)

The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number  and kind of Shares for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one tenthousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 2.3(j), the Corporation-shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights of Certificates evidencing, subject to section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(k)

In any case in which this section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Shares and other securities of the Corporation, if any, issuable upon such existence over and above the number of Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(l)

Notwithstanding anything in this section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this section 2.3, as and to the extent that in their   good faith judgment the Board of Directors of the Corporation shall determine to be advisable in order that any (i) consolidation or subdivision of Shares, (ii) issuance wholly for cash of any Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this section 2.3, hereafter made by the Corporation to holders of its Shares, shall not be taxable to such shareholders.

2.4

Date on which Exercise is Effective

Each person in whose name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such Shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant Share transfer books of the Corporation are open.

2.5

Execution, Authentication, Delivery and Dating of Rights Certificates

(a)

The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or one of its Vice-Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

(b)

Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(c)

Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(d)

Each Rights Certificate shall be dated the date of countersignature thereof.

2.6

Registration, Registration of Transfer and Exchange

(a)

The Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection 2.6(c) below, the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b)

All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)

Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(d)

The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated under section 5.1 hereof.

2.7

Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)

If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)

If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time

(i)

evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate; and

(ii)

such security or indemnity as may be required by them to save each of them and any of the agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)

As a condition to the issuance of any new Rights Certificate under this section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)

Every new Rights Certificate issued pursuant to this section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8

Persons Deemed Owners

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such relevant Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Shares).

2.9

Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10

Agreement of Rights Holders

Every holder of Rights by accepting a Right consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a)

he will be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)

prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Share;

(c)

after the Separation Time, the Rights Certificates shall be transferable only on the Rights Register as provided herein;

(d)

prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing, on such Rights Certificate or the associated Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)

without the approval of any holder of Rights and upon the sole authority of the Board of Directors of the Corporation acting in good faith this Agreement may be supplemented or amended from time to time as provided herein; and

(f)

such holder of Rights has waived his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided herein).

2.11

Rights Held by the Corporation and Subsidiaries

Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall not be exercisable for so long as they are held by the Corporation or its Subsidiaries.

ARTICLE 3
ADJUSTMENTS TO THE RIGHTS IN THEEVENT OF CERTAIN TRANSACTIONS

3.1

Flip-over Transaction or Event

(a)

Subject to section 3.3 and subsection 5.1(b) hereof, in the event that prior to the Expiration Time the Corporation enters into, consummates or permits to occur any Flip-over Transaction or Event, the Corporation shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event, for the benefit of the holders of the Rights, providing that upon consummation of the Flip-over Transaction or Event:

(i)

each Right shall thereafter constitute the right to purchase from the Person into which or with which the Corporation shall become consolidated, merged or amalgamated or with which the Corporation shall enter into a statutory arrangement or to which the Corporation shall sell assets (the “Flip-over Entity”), upon exercise thereof in accordance with the terms hereof, that number of Common Shares of such Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments to the Rights provided for in section 2.3 in the event that after such date of  consummation or occurrence an event of a type analogous to any of the events described in section 2.3 shall have occurred with respect to such Common Shares); and

(ii)

the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Corporation pursuant to this Agreement.

The provisions in this section 3.1 shall apply to successive Flip-over Transactions or Events.

(b)

The Corporation shall do all such acts and things and shall take all steps within its control to ensure that the Flip-over Entity does all such acts and things as shall be necessary to ensure compliance with the provisions of subsection 3.1(a) of this Agreement.

(c)

If the Common Shares of the Flip-over Entity are not, at the time of the Flip-over Transaction or Event and have not been continuously over the preceding twelve month period, listed for trading on a stock exchange, and such Flip-over Entity is a direct or indirect Subsidiary of another Person, the Common Shares of which are and have been so listed, the Flip-over Entity herein shall refer to such other

Person; and in case the Flip-over Entity is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so listed, the Flip-over Entity shall refer to whichever of such Persons is the issuer of Common Shares having the greatest aggregate Market Price.

3.2

Flip-in Event

(a)

Subject to subsection 3.2(b), Section 3.3 and subsections 5.1(b) and 5.1(c), in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as shall be necessary to ensure and provide, within 10 Business Days of such occurrence or such longer period as may be required to satisfy the requirements of the securities acts or comparable legislation of each of the Provinces and Territories of Canada and the United States, that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable  adjustment provided for in section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in section 2.3 shall have occurred).

(b)

Notwithstanding the foregoing, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

(i)

an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person of any Associate or Affiliate of an Acquiring Person); or

(ii)

a transferee or other successor in title directly or indirectly (a “Transferee”) of Rights held by any Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person;

shall become void and any holder of such Rights (including Transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

(c)

Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either sections (i) or (ii) of subsection 3.2(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or a Transferee (as such terms are defined in the Rights Agreement) or acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in subsection 3.2(b) of the Rights Agreement.”

provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend by shall be required to impose such le-end only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on  the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof or acting jointly or in concert with any of them.

3.3

Obligations of the Corporation

The Corporation shall not enter into or engage in any transaction of the kind referred to in section 3.1 if at the time of such transaction there are any rights, options, warrants or securities outstanding or any other arrangements, or agreements which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Agreement to the holders of Rights upon consummation of such transaction.

ARTICLE 4
THE RIGHTS AGENT

4.1

General

(a)

The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more co-Rights Agents, the respective duties of the Rights Agent and co-Rights Agents shall be as the Corporation may determine. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this

Agreement, including the costs and expenses of defending any claim of liability, which right to indemnification will survive the termination of this Agreement.

(b)

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Shares, Rights Certificates, certificate for other securities of the Corporation, instrument of assignment of transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.2

Merger, Amalgamation or Consolidation or Change of Name of Rights Agent

(a)

Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the counter signature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)

In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3

Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation, and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)

The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)

Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)

The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

(d)

The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have ben made by the Corporation only.

(e)

The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 3.2(b) hereof) or any adjustment required under the provisions of section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertainment of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Share to be issued pursuant to this Agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and nonassessable.

(f)

The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of the provisions of this Agreement.

(g)

The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

(h)

The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)

The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised by the Rights Agent in the selection and continued employment thereof.

4.4

Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Shares by registered or certified mail, and to the holders of the Rights in accordance with section 5.9. The Corporation may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Rights in accordance with section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Corporation), then the holder of any

Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

ARTICLE 5
MISCELLANEOUS

5.1

Redemption and Waiver

(a)

The Board of Directors of the Corporation acting in good faith may, at its option, at any time prior to the Separation Time elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 2.3 in the event that an event of the type analogous to any of the events described in section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors of the Corporation may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Corporation in its sole discretion may establish.

(b)

The Board of Directors of the Corporation may, until the first to occur of a Flip-over Transaction or Event or the expiration of 10 Business Days following the occurrence of a Flip-in Event, upon written notice delivered to the Rights Agent, waive the application of section 3.1 or 3.2 to any particular Flip-over Transaction or Event or Flip-in Event.  The Board of Directors of the Corporation shall be deemed to have waived the application of Section 3.2 to any other Flip-in Event that would occur as a result of a Takeover Bid which is made by means of a Takeover Bid circular to all holders of Voting Shares of record within 60 days of the date on which a waiver is granted, or is deemed to have been granted, under this subsection 5.1(b); provided, however, that such other Takeover Bid must be made for the same or any greater number or percentage of Voting Shares than the number or percentage sought by the original Takeover Bid. If the Board of Directors of the Corporation waives the application of Section 3.1 to any particular Flip-over Transaction or Event, such waiver to any particular Flip-over Transaction or Event shall be deemed to constitute, with effect as at the effective time of such waiver, a waiver of the application of Section 3.1 to all contemporaneous Flip-over Transactions or Events.

(c)

Notwithstanding the provisions of subsection 5.1(b), the Board of Directors of the Corporation may prior to the tenth Business Day after the Stock Acquisition Date waive the application of section 3.2 to any particular Flip-in Event, provided that both of the following conditions are satisfied:

(i)

the Board of Directors of the Corporation has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that he would become an Acquiring Person; and

(ii)

such Acquiring Person has reduced his Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this subsection 5.1(c) he is no longer an Acquiring Person.

(d)

The Board of Directors of the Corporation shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date of expiry of the Permitted Bid or Competing Permitted Bid, provided that the Offeror takes up and pays for the Voting Shares pursuant to the terms and conditions of the Permitted Bid or Competing Permitted Bid.

(e)

If the Board of Directors of the Corporation elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights, as such, shall be to receive the Redemption Price.

(f)

Within ten (10) days after the Board of Directors of the Corporation electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Transfer Agent for the Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this section 5.1, and other than in connection with the purchase of Shares prior to the Separation Time.

5.2

Expiration

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in subsection 4.1(a) of this Agreement.

5.3

Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Corporation to reflect any adjustment or change in the number or kind or class of Shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4

Supplements and Amendments

Subject in each case to the Corporation having obtained the prior written consent of The Toronto Stock Exchange, the Corporation may from time to time supplement or amend this Agreement as follows:

(a)

the Corporation may from time to time supplement or amend this Agreement with the approval of the Rights Agent but without the consent of any of the holders of the Rights or the Voting Shares in order to correct a clerical or typographical error;

(b)

the Corporation may, prior to the date of the shareholders’ meeting referred to in Section 5.17, supplement or amend this Agreement without the approval of any of the holders of the Rights or the Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written   concurrence of the Rights Agent to such supplement or amendment;

(c)

subject to subsection 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation;

(d)

the Corporation may, with the prior consent of the holders of Rights, at any time on or after the Separation Time and before the Expiration Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized in the manner specified in subsection 5.4(e);

(e)

any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation’s Bylaws and the Canada Business Corporations Act with respect to meetings of the shareholders of the Corporation;

(f)

without the approval of any of the holders of the Voting Shares or the Rights, the Corporation may amend, delete or vary any of the provisions of this Agreement or the Rights as may be required to maintain the validity of this Agreement or the Rights as a result of any change in any applicable legislation or regulation provided that:

(i)

if made before the Separation Time, any such amendment, variation or deletion shall be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in subsection 5.4(c) confirm or reject such amendment, variation or deletion; or

(ii)

if made after the Separation Time, any such amendment, variation or deletion shall be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in subsection 5.4(e) confirm or reject such amendment, variation or deletion.

Any such amendment, variation or deletion shall be effective from the date of the resolution of the Board of Directors adopting such amendment, variation or deletion until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment, variation or deletion is confirmed, it continues in effect in the form so confirmed. If such amendment, variation or deletion is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment, variation or deletion shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

5.5

Fractional Rights and Fractional Shares

(a)

The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal  to the same fraction of the Market Price of a whole Right in lieu of such Fractional Rights.

(b)

The Corporation shall not be required to issue fractional Shares upon exercise of the Rights or to distribute certificates which evidence fractional Shares. In lieu of issuing fractional Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one whole Share.

5.6

Rights of Action

Subject to the terms of this Agreement, rights of action in respect to this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, as the case may be, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of such holder’s right to exercise such holder’s Rights, or Rights to which he is entitled, in the manner provided in this Agreement, and in such holder’s Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, as the case may be, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7

Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Shares or any other securities which may at any time be issuable on the exercise of Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in section 5.8 hereof), or to receive dividends or subscription rights or otherwise, until such Rights, or Rights to which such holder is entitled, shall have been exercised in accordance with the provisions hereof.

5.8

Notice of Proposed Actions

In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

(a)

to effect or permit (in cases where the Corporation’s permission is required) any Flip-in Event or Flip-over Transaction or Event; or

(b)

to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets;

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-in Event or Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least twenty (20) Business Days prior to the date of the taking of such proposed action by the Corporation.

5.9

Notices

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

AnorMED Inc.
Suite 200
20353 64th Avenue
Langley, British Columbia

V2Y 1N5

Attention: Secretary

Any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

Computershare Investor Services Inc.
510 Burrard Street
Vancouver, British Columbia

V6C 3B9

Attention: Manager, Corporate Trust Services

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10

Costs of Enforcement

The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.11

Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.12

Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13

Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of British Columbia applicable to contracts to be made and performed entirely within British Columbia.

5.14

Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.15

Severability

If any term or provision hereof or the application thereof to any circumstances shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.16

Effective Date

This Agreement is effective in accordance with its terms from the date hereof. If this Agreement is not confirmed by resolution passed by a majority of greater than 50% of the votes cast by Independent Shareholders who vote in respect of confirmation of this Agreement at a meeting of Shareholders of the Corporation to be held no later than July 31, 2006, then this Agreement and any then outstanding Rights shall be of no further force and effect from the Close of Business on the earlier of (a) the date of termination of such meeting and (b) July 31, 2006.

5.17

Reconfirmation After Five Years

Notwithstanding the confirmation of this Agreement pursuant to section 5.16 above, if this Agreement is not reconfirmed by a resolution passed by a majority of greater than 50% of the votes case by Independent Shareholders who vote in respect of such reconfirmation of this Agreement at a meeting of shareholders to be held not earlier than April 11, 2006, and not later than the date on which the 2011 annual general meeting of shareholders of the Corporation terminates, this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the Close of Business on that date which is the earlier of the date of termination of the meeting called to consider the reconfirmation of this Agreement and the date of termination of the 2011 annual meeting of shareholders of the Corporation; provided, however, that no Flip-In Event or Flip-over Event or Transaction has occurred prior to the date upon which this Agreement would otherwise terminate pursuant to this section 5.17, which has not been waived pursuant to section 5.1 hereof.

5.18

Actions and Determinations by the Board of Directors

(a)

The Board of Directors of the Corporation shall have the exclusive power and authority to administer and amend this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Corporation or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to:

(i)

interpret the provisions of this Agreement; and

(ii)

make all actions, calculations and determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement).

All such actions, calculations, interpretations and determinations (including, for purposes of section (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Corporation, in good faith shall (i) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of Directors of the Corporation to any liability to the holders of the Rights.

(b)

Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board of Directors of the Corporation to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors of the Corporation shall not be entitled to recommend that the holders of the Voting Shares reject any Permitted Bid or any Competing Permitted Bid or any Takeover Bid, or to take any other action (including, without limiting the generality of the foregoing, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Permitted Bids or Competing Permitted Bids or Takeover Bids) with respect to any Permitted Bid or any Competing Permitted Bid or any Takeover Bid or otherwise that the Board believes is necessary or appropriate in the exercise of its fiduciary duties.

5.19

Declaration as to Non-Canadian Holders

If in the opinion of the Board of Directors of the Corporation (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors of the Corporation acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident trust company registered under the trust company legislation of Canada or any province thereof or a portfolio manager registered under the securities legislation of one or more provinces of Canada (herein called a “Fiduciary”) of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute investment discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and any province or territory thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.20

Time of Essence

Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ANORMED INC.		COMPUTERSHARE INVESTOR SERVICES INC.
Per:	/s/ William J. Adams	Per:	/s/ Chad Emnace
	Authorized Signatory		Authorized Signatory
Per:		Per:	/s/ Raj Patel
	Authorized Signatory		Authorized Signatory

EXHIBIT A
(Form of Rights Certificate)

Certificate No.                                                        Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.2(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID WITHOUT ANY FURTHER ACTION.

Rights Certificate

This certifies that

, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Protection Rights Plan Agreement, dated as of the 2nd day of February, 2006 (the “Rights Agreement”) between AnorMED Inc., a corporation incorporated under the laws of Canada (the “Corporation”) and Computershare Investor Services Inc., a trust company incorporated under the laws of Canada, as Rights Agent (the “Rights Agent”) which term shall include any successor Rights Agent under the Rights Agreement, to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in any of the cities of Vancouver and Toronto. The Exercise Price shall initially be $50 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, each right evidenced hereby may entitle the registered holder thereof to purchase or receive securities of an entity other than the Corporation, and more or fewer than one Common Share (or a combination thereof), all as provided in the Rights Agreement.

This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement which terms and provisions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificate of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate is exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificate to the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby nor will Rights Certificates be issued for less than one whole Right. After the Separation Time, in lieu of issuing fractional Rights a cash payment will be made as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate is not valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

IN WITNESS the facsimile signature of the proper officers of the Corporation and its seal.

Date:

ATTEST:	ANORMED INC.
Per:
Secretary		Authorized Signatory

Countersigned:

COMPUTERSHARE INVESTOR SERVICES INC.
Per:
Authorized Signatory